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                                                                   EXHIBIT 12.2


                         FACILICOM INTERNATIONAL, INC.
                     SCHEDULE OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

                                                                                                           PERIOD FROM
                                                                                           PERIOD FROM     JANUARY 1,
                                                                                           MAY 5, 1995        1995
                           NINE MONTHS ENDED JUNE 30,        YEAR ENDED SEPTEMBER 30,           TO          TO JUNE 30,
                           --------------------------      -----------------------------   SEPTEMBER 30,       1995
                               1999           1998          1998       1997      1996         1995        (PREDECESSOR)
                               ----           ----          ----       ----      ----     -------------   -------------
Actual:
  Loss before income
     taxes...............      $(58,561)      $(38,990)   $(57,946)  $(14,031)  $(9,662)     $(1,725)        $(1,341)
  Consolidated fixed
     charges.............        26,942         15,234      23,539      1,532       390           94              67
                               --------       --------    --------   --------   -------      -------         -------
  Earnings...............      $(31,619)      $(23,756)   $(34,407)  $(12,499)  ($9,272)     $(1,631)        $(1,274)
                               ========       ========    ========   ========   =======      =======         =======
Consolidated Fixed
  Charges:
  Interest Expense.......      $ 25,690       $ 14,539    $ 22,612   $  1,336   $   312      $    80         $    44
  Rental Expenses........         1,252            695         927        196        78           14              23
                               --------       --------    --------   --------   -------      -------         -------
  Consolidated Fixed
     Charges.............      $ 26,942       $ 15,234    $ 23,539   $  1,532   $   390      $    94         $    67
                               ========       ========    ========   ========   =======      =======         =======
Deficiency of Earnings to
  Fixed Charges..........      $(58,561)      $(38,990)   $(57,946)  $(14,031)  $(9,662)     $(1,725)        $(1,341)
                               ========       ========    ========   ========   =======      =======         =======
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